PROSPECTUS SUPPLEMENT                      This Prospectus Supplement
FOR THE PERIOD ENDING                      filed pursuant to Rule 424(b)(3),
MARCH 31, 1997 TO                          relates to Registration Statement
PROSPECTUS DATED                           No. 33-55010-01 and the
DECEMBER 14, 1992                          Prospectus dated December 14, 1992


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1997


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-21186                   Not Applicable
--------                          -------                   --------------
(State of                         (Commission               (IRS Employer
organization)                     File Number)              Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                     19720
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
                      ------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events

On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of March 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                Description
-----------                -----------

21                         Monthly  Certificateholders'  Statement  for
                           Discover Card Trust 1992 B related to the Due Period ending March 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DISCOVER CARD TRUST 1992 B
                                             (Registrant)

                                       By: DISCOVER RECEIVABLES FINANCING
                                           GROUP, INC.
                                           as originator of the Trust


                                       By: /s/ Birendra Kumar
                                          ------------------------------
                                               Birendra Kumar
                                               Vice President and Treasurer


Date: April 15, 1997

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

21                         Monthly  Certificateholders'  Statement  for
                           Discover Card Trust 1992 B related to the Due Period ending March 31, 1997.
